EXHIBIT 23.2

Cane Clark LLP				3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Chad Wiener+	Scott P. Doney~	Telephone: 702-312-6255
Facsimile: 702-944-7100
Email: sdoney@caneclark.com

CONSENT

WE HEREBY CONSENT to the inclusion of our name and use of our opinion in connection with the Form SB-2 Registration Statement filed with the Securities and Exchange Commission as counsel for the registrant, Mongolian Explorations, Ltd.

Very truly yours,

/s/    Kyleen E. Cane
CANE CLARK, LLP
Kyleen E. Cane, Esq.

*Licensed Nevada, California, Washington and Hawaii Bars;
^ Nevada, Colorado and District of Columbia Bars
+ Illinois, and Wisconsin State Bars ~Nevada